UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2006

CITIZENS COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On December 18, 2006, Citizens Communications Company (the “Company”) issued a press release announcing that it has commenced an offering of $250 million of senior unsecured notes due 2027 pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The press release is attached hereto as Exhibit 99.1.

As part of the offering materials prepared in connection with this private offering, the Company has disclosed certain information relating to risk factors, its outstanding indebtedness (which describes certain debt for debt exchanges that took place in the fourth quarter of 2006) and its pro forma capitalization. Copies of these disclosures are attached hereto as Exhibits 99.2, 99.3 and 99.4.

The information furnished in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated as of December 18, 2006.

99.2	Risk Factors.

99.3	Description of Indebtedness.

99.4	Capitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNICATIONS COMPANY

Date: December 18, 2006	By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of December 18, 2006.

99.2	Risk Factors.

99.3	Description of Indebtedness.

99.4	Capitalization.